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                                                                    EXHIBIT 10.1

  LETTER AGREEMENT DATED JULY 26, 2001 BETWEEN JACOBSON PARTNERS ON BEHALF OF
              CHILDTIME LEARNING CENTERS, INC. AND JAMES J. MORGAN


                                                     84 Roast Meat Hill Road
                                                     Killingsworth, CT  06419

                                                     July 26, 2001


Mr. Benjamin Jacobson
Jacobson Partners
595 Madison Avenue
Suite 3100
New York, NY  10022

Dear Ben:

You asked that I summarize our understanding regarding my continued services to Childtime. This letter serves to do that.

A new Chief Executive Officer will be hired in the very near future. At that time I will be made Chairman of the Board of Directors of Childtime. Upon assuming that role, my main objective in addition to the administrative functioning as Chairman will be to serve as a mentor and advisor to the new CEO, to provide continuing visibility to the Childtime organization, and to represent the interests of George Kellner and Jacobson Partners.

TIME: Until the new CEO is in place, I will continue my weekly schedule at Childtime. Upon his start, I will make two trips a month for Childtime, either to Farmington Hills or to the field, in coordination with the new CEO, amounting to three or four workdays a month regularly.

CASH COMPENSATION: My current monthly compensation of $15,000 will be paid for the month of August. Starting September 1, 2001, assuming my new role is in effect at that time, I will be compensated $7,500 monthly for six months beginning 9/1.

STOCK OPTIONS: The currently vested 60,000 options will be re-dated to expire on September 1, 2006. In addition, upon assuming the Chairman's position, I will be issued 50,000 options at an option price of $11 a share. These options will vest one year from the date of issue and will expire September 1, 2006.

I look forward to this next phase of my involvement with Childtime. Thank you for the opportunity to continue contributing to the re-establishment of Childtime as a successful enterprise.

Sincerely,


/s/ JAMES MORGAN
-------------------
JAMES J. MORGAN

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